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                                                                   EXHIBIT 10.18

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                              SHAREHOLDER AGREEMENT

                                   dated as of

                                October 15, 1997

                                      among

                         KHANTY MANSIYSK OIL CORPORATION

                                       and

                               KHANTY HOLDINGS LLC

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                                TABLE OF CONTENTS                           Page
                                                                            ----

                                    ARTICLE I
                                   Definitions

SECTION 1.1.      Definitions ..............................................   1

                                   ARTICLE II
                              Transfer Restrictions

SECTION 2.1.      Restrictions .............................................   4
SECTION 2.2.      Right of First Offer .....................................   5
SECTION 2.3.      Legend ...................................................   7
SECTION 2.4.      Compliance with Applicable Law, Etc. .....................   7
SECTION 2.5.      Effect ...................................................   8

                                   ARTICLE III
                                Preemptive Rights

SECTION 3.1.      Preemptive Rights ........................................   8

                                   ARTICLE IV
                                   Termination

SECTION 4.1.      Termination ..............................................   9

                                    ARTICLE V
                                  Miscellaneous

SECTION 5.1.      Effectiveness ............................................   9
SECTION 5.2.      Notices ..................................................   9
SECTION 5.3.      Interpretation ...........................................  11
SECTION 5.4.      Severability .............................................  11
SECTION 5.5.      Counterparts .............................................  11
SECTION 5.6.      Entire Agreement; No Third Party
                  Beneficiaries ............................................  11
SECTION 5.7.      Further Assurances .......................................  11
SECTION 5.8.      Governing Law; Equitable Remedies ........................  11
SECTION 5.9.      Amendments; Waivers ......................................  12
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SECTION 5.10.     Assignment ...............................................  12


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            SHAREHOLDER AGREEMENT, dated as of October 15, 1997, among Khanty
Mansiysk Oil Corporation (formerly known as Ural Petroleum Corporation), a Delaware corporation ("KMOC") and Khanty Holdings LLC, a Delaware limited liability company ("Holdings").

            WHEREAS KMOC and Holdings are parties to a Note and Warrant Purchase Agreement, dated as of October 10, 1997, (the "Purchase Agreement"), pursuant to which KMOC, in exchange for a $30 million dollar capital investment by Holdings, has agreed to issue to Holdings one or more notes and 66,667 warrants to purchase common stock, no par value, of KMOC at an exercise price of $450.00 per share (the "Holdings Warrants"), all upon the terms and conditions set forth in the Purchase Agreement; and

            WHEREAS the parties hereto wish to set forth their agreement concerning certain matters relating to Holdings's ownership and disposition of any shares of common stock, no par value, of KMOC acquired by Holdings pursuant to its exercise of the Holdings Warrants or by any other means subsequent to the Effective Date (collectively, the "Shares").

            NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   Definitions

            SECTION 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            An "affiliate" of any Person means any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the definition of affiliate, "control" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

            "Applicable Law" shall mean, with respect to any Person, any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, Governmental Approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental
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restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

            A Person shall be deemed to "Beneficially Own", to have "Beneficial Ownership" of, or to be "Beneficially Owning" any securities (which securities shall also be deemed "Beneficially Owned" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement.

            "Effective Date" means the date of the closing of the transactions contemplated by the Purchase Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "First Offer Price" has the meaning set forth in Section 2.2(a).

            "Governmental Approval" means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

            "Governmental Authority" means any government or political subdivision thereof, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body having jurisdiction over the matter or matters in question.

            A "group" has the meaning set forth in Section 13(d)(3) of the Exchange Act as in effect on the date of this Agreement.

            "Holdings" has the meaning set forth in the recitals to this Agreement.

            "Holdings Entities" means, collectively, Holdings and any Permitted Transferee that holds Shares.

            "Holdings Warrants" has the meaning set forth in the recitals to this Agreement.


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            "Initial Public Offering" means the closing of the initial public offering of KMOC Common Stock pursuant to an effective registration statement on Form S-1 (or any successor form other than a special purpose form) under the Securities Act, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as from time to time in effect.

            "KMOC" has the meaning set forth in the recitals to this Agreement.

            "KMOC Common Stock" means common stock, no par value, of KMOC.

            "KMOC Voting Securities" means KMOC Common Stock and any other issued and outstanding securities of KMOC generally entitled to vote in the election of directors of KMOC.

            "Note and Warrant Purchase Agreements" means the Note and Warrant Purchase Agreements pursuant to which investors purchased from KMOC (x) notes in an aggregate principal amount of $50,000,000 and (y) warrants to purchase KMOC Common Stock at an exercise price of $450.00.

            "Notes" means the notes issued pursuant to the Note and Warrant Purchase Agreements.

            "Offered Shares" has the meaning set forth in Section 2.2(a).

            "Permitted Transferee" has the meaning set forth in Section 2.1(c).

            "Person" means any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, governmental entity or other entity.

            "Proposed Issuance" has the meaning set forth in Section 3.1.

            "Public Offering" means any offering of stock registered under the Securities Act.

            "Purchase Agreement" has the meaning set forth in the recitals to this Agreement.


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            "Registration Rights Agreement" means the Registration Rights
Agreement, dated as of October 15, 1997, by and between KMOC and Holdings.

            "Response Period" has the meaning set forth in Section 2.2(b).

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Shares" has the meaning set forth in the recitals to this Agreement.

            "Transfer" has the meaning set forth in Section 2.1.

            "Transfer Notice" has the meaning set forth in Section 2.2(a).

            "Voting Agreement" means the Voting and Transfer Agreement, dated as of October 15, 1997, between KMOC, Holdings, Waldo Securities S.A., an international business company organized under the laws of the British Virgin Islands and Brunswick Fitzgibbons Trust Company LLC, a Delaware limited liability company.

            "Warrants" means the warrants issued pursuant to the Note and Warrant Purchase Agreements.

            "Wholly Owned Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, 100% of the voting shares or other similar interests.

                                   ARTICLE II
                              Transfer Restrictions

            SECTION 2.1. Restrictions. During the period commencing from the Effective Date and ending on the date of an Initial Public Offering, no Holdings Entity shall, except in connection with (i) a registered Public Offering pursuant to the Registration Rights Agreement or (ii) tag-along rights or drag-along rights pursuant to Articles VII and VIII of the Voting Agreement, sell, pledge, assign, grant a participation interest in. encumber or otherwise transfer or dispose of any Shares to any other Person, whether directly, indirectly, voluntari-


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ly, involuntarily, by operation of law, pursuant to judicial process or otherwise (a "Transfer") without the prior written consent of KMOC, which shall not be unreasonably withheld, except in accordance with one of the following:

            (a) subject to compliance with the provisions of Section 2.2. pursuant to a sale to any one Person or group in an amount less than 5% of the outstanding securities of any class of KMOC; provided, however, that the aggregate of such sales made by the Holdings Entities as a group in any one year shall not exceed 10% of the outstanding securities of any class of KMOC;

            (b) pursuant to a merger, consolidation or other business combination involving Holdings, where Holdings is not the surviving entity, or a sale of all or substantially all of Holdings's assets; provided, however, that the surviving or purchasing entity agrees to be bound by the terms of this Agreement and the Voting Agreement; or

            (c) pursuant to a Transfer of Shares by Holdings to a Wholly Owned Subsidiary, from a Wholly Owned Subsidiary of Holdings to Holdings or between Wholly Owned Subsidiaries of Holdings (any such transferee shall be referred to herein as a "Permitted Transferee"). provided that in the case of any such Transfer, Holdings shall have provided KMOC with written notice of such proposed Transfer at least 15 days prior to consummating such Transfer stating the name and address of the Permitted Transferee, the relationship between Holdings and the Permitted Transferee, and the Permitted Transferee shall have executed a copy of this Agreement as a shareholder of KMOC. If any Permitted Transferee to whom Shares have been Transferred pursuant to this Section 2.1 by Holdings ceases to be a Permitted Transferee, such Shares shall be Transferred back to Holdings immediately prior to the time such Person ceases to be a Permitted Transferee of Holdings. Holdings and such Permitted Transferee shall be jointly and severally liable for any breach of this Agreement by such Permitted Transferee.

            SECTION 2.2. Right of First Offer.

            (a) If a Holdings Entity desires to transfer any Shares other than pursuant to the provisions of Sections 2.1(b) or 2.1(c) or pursuant to a registered Public Offering in accordance with the Registration Rights Agreement, such Holdings Entity shall first give written notice (a "Transfer Notice") to that effect to KMOC containing (i) the number of Shares proposed to be transferred


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(the "Offered Shares"), and (ii) the purchase price (the "First Offer Price")
which the Holdings Entity proposes to be paid for the Offered Shares.

            (b) KMOC shall have a period of 30 days after the date of receipt of the Transfer Notice (the "Response Period") to accept the offer made pursuant to the Transfer Notice to purchase all of the Offered Shares (on its own behalf or on the behalf of others) at the First Offer Price by delivering written notice of acceptance to the Holdings Entity within the Response Period.

            (c) If KMOC elects to purchase (on its behalf or on the behalf of others) all of the Offered Shares, the closing of the sale of the Offered Shares will be held at KMOC's principal office in New York on a date to be specified by KMOC which is not less than 10 days nor more than 60 days after the end of the Response Period. At the closing, KMOC will deliver the consideration in accordance with the terms of the offer set forth in the Transfer Notice, and the Holdings Entity will deliver the Offered Shares to KMOC, duly indorsed for transfer, free and clear of all liens, claims and encumbrances.

            (d) If, at the end of the Response Period, KMOC has not given notice of its decision to purchase all of the Offered Shares, then the Holdings Entity shall be entitled for a period of 90 days beginning the day after the expiration of the Response Period to sell the Offered Shares at a price not lower than the First Offer Price and on terms not more favorable to the transferee than were contained in the Transfer Notice. Promptly after any sale pursuant to this
Section 2.2, the Holdings Entity shall notify KMOC of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as KMOC may request.

            (e) If, at the end of any such 90-day period provided for in this
Section 2.2, the Holdings Entity has not completed the sale of the Offered Shares, the Holdings Entity shall no longer be permitted to sell any of such Offered Shares pursuant to this Section 2.2 without again fully complying with the provisions of this Section 2.2 and all the restrictions on sale, transfer, assignment or other disposition contained in this Agreement shall again be in effect.

            (f) Notwithstanding the foregoing, in the event that KMOC fails to close the purchase of the Offered Shares on the date specified in its notice of acceptance, the Holdings Entity shall be entitled, for a period of 120 days from the closing date originally set by KMOC in its offer of acceptance, to sell the Offered Shares at any reasonably negotiated price to any third party without


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having to further comply with the provisions of this Section 2.2; provided, however, that in the event that KMOC's failure to close the purchase is due to an order, injunction or other similar mandate from a regulatory body of competent jurisdiction and KMOC is using its best efforts to cause such order, injunction or mandate, as the case may be, to not apply to the purchase of the Offered Shares then KMOC shall have until the earlier of (i) the expiration of 30 days from the closing date originally set by KMOC in its acceptance or (ii) such time as the order, injunction or mandate becomes final and non-appealable, in which to close the purchase of the Offered Shares before the provisions of this clause (f) become applicable.

            SECTION 2.3. Legend. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

            RESTRICTIONS ON TRANSFER OF SECURITIES: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN (I) A SHAREHOLDER AGREEMENT DATED OCTOBER 15, 1997 AND (II) A VOTING AND TRANSFER AGREEMENT DATED OCTOBER 15, 1997. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

            SECTION 2.4. Compliance with Applicable Law, Etc. The exercise of the right of first offer set forth in Section 2.2 and the completion of any transfer or sale of Shares contemplated hereunder shall be subject to compliance with Applicable Law. KMOC and the Holdings Entities shall cooperate with each other and shall take all such action, including, without limitation, obtaining all Governmental Approvals required to comply with Applicable Law in connection with the sale or transfer of the Shares pursuant to this Agreement.


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Each of KMOC and the Holdings Entities shall bear its own costs and expenses in connection with obtaining any such Governmental Approvals.

            SECTION 2.5. Effect. Any purported transfer of securities that is inconsistent with the provisions of this Article II shall be null and void and of no force or effect and will not be registered on the stock transfer books of KMOC.

                                   ARTICLE III
                                Preemptive Rights

            SECTION 3.1. Preemptive Rights. Prior to an Initial Public Offering, Holdings shall be entitled to participate in all future sales or issuances by KMOC of KMOC Common Stock (or rights to acquire KMOC Common Stock or securities convertible into, or exchangeable for, KMOC Common Stock) to the extent necessary to maintain its proportionate fully diluted equity interest in KMOC as that interest exists at the time of such issuance. KMOC will provide Holdings with at least 30 days advance written notice of any such proposed sale or issuance (a "Proposed Issuance"), which notice shall contain all relevant information pertaining thereto (including without limitation the identity of the proposed beneficial and record owners of the KMOC Common Stock to be issued or sold and the purchase price per share) and an offer to Holdings to participate in the Proposed Issuance (at a price per share and upon terms and conditions no less favorable than those provided to other offerees or purchasers of KMOC Common Stock in the Proposed Issuance) to the extent necessary for Holdings to maintain its proportionate fully diluted equity interest in KMOC. At Holdings' sole option, Holdings may participate in the Proposed Issuance by purchasing the full number of KMOC Common Stock necessary to maintain its proportionate equity interest or any lesser number thereof. In the event the terms of the Proposed Issuance change, KMOC will provide Holdings with a new 20-day advance notice period prior to consummating the transaction contemplated by the Proposed Issuance. All of Holdings's rights under this Section 3.1 shall cease at such time as Holdings's Beneficial Ownership percentage of KMOC Voting Securities is less than five percent. These preemptive rights shall not apply to the following sales or issuances: (i) pursuant to an employee stock option plan, stock purchase plan or similar benefit program, agreement or sale or issuance to directors, employees or consultants which sales or issuances do not exceed 15%, on a fully diluted basis, of the then outstanding capitalization of KMOC; (ii) as consideration for the acquisition by KMOC or any of its affiliates of all or a part of


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another business or the merger of any business entity with or into KMOC or any of its affiliates: (iii) in connection with the exercise of the conversion rights granted pursuant to Section 2.6 of the Acquisition Agreement, dated as of December 16, 1996, between Chelsea Corporation, R.H. Smith International Corporation and Ural Petroleum Corporation: (iv) the issuance of shares of KMOC Common Stock pursuant to the exercise of the Warrants; (v) the issuance of additional Warrants pursuant to (y) the warrant adjustment mechanism contained in the Note and Warrant Purchase Agreements or (z) the warrant adjustment mechanism contained in the certificates underlying the Warrants; or (vi) the issuance of shares of KMOC Common Stock for the purpose of paying interest on the Notes.

                                   ARTICLE IV
                                   Termination

            SECTION 4.1. Termination. Except with respect to Sections of this Agreement which shall terminate on an earlier date as expressly provided herein, this Agreement shall automatically terminate, with respect to each Holdings Entity, on the later of (i) the date on which the Holdings Entities collectively Beneficially Own less than 5% of the outstanding common stock of KMOC or (ii) the date of an Initial Public Offering.

                                    ARTICLE V
                                  Miscellaneous

            SECTION 5.1. Effectiveness. This Agreement shall be effective as of the Effective Date.

            SECTION 5.2. Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by hand, by nationally recognized courier service, by facsimile transmission, receipt confirmed or certified mail (postage prepaid, return receipt requested, if available):


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            If to KMOC, to:

                  Khanty-Mansiysk Oil Corporation
                  125 Park Avenue, 8th Floor
                  New York, New York 10017
                  Attention: John B. Fitzgibbons
                  Phone: (212) 479-2398
                  Fax: (212) 479-2505

            with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention: Eric L. Cochran
                  Phone: (212) 735-3000
                  Fax: (212) 735-2000

            If to a Holdings Entity, to:

                  Khanty Holdings LLC
                  c/o The Beacon Group
                  399 Park Avenue
                  17th Floor
                  New York, New York 10022
                  Attention: John J. MacWilliams
                  Phone: (212) 339-9100
                  Fax: (212) 339-9109

Each such notice, request or communication shall be effective (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 5.2 (or in accordance with the latest unrevoked written direction from such party), (B) if given by fax, when such fax is transmitted to the fax number specified in this Section 5.2 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received or (C) if by certified mail, upon mailing.


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            SECTION 5.3. Interpretation. The headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            SECTION 5.4. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            SECTION 5.5. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

            SECTION 5.6. Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

            SECTION 5.7. Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

            SECTION 5.8. Governing Law; Equitable Remedies. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to


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equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 5.9. Amendments; Waivers.

            (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 5.10. Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that either party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party including an acquisition through merger, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in contravention hereof shall be null and void.


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            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.


                  KHANTY MANSIYSK OIL CORPORATION


                  By:  /s/ John B. Fitzgibbons
                      ---------------------------------
                      Name: John B. Fitzgibbons
                      Title: Chief Executive Officer


                  KHANTY HOLDINGS LLC

                  By: The Beacon Group Energy Investment Fund, L.P.

                  By: Beacon Energy Investors, L.L.C., its General Partner

                  By: Energy Fund GP, Inc., a member


                  By: /s/ John J. MacWilliams
                      ---------------------------------
                      Name: John J. MacWilliams
                      Title: Managing Director